UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 29, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

As reported in a Current Report on Form 8-K filed on February 14, 2013 (the “February 2013 Form 8-K”), the Audit Committee of Envestnet, Inc. (“Envestnet” or the “Company”) terminated McGladrey LLP (“McGladrey”) as Envestnet’s independent registered public accountants and engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm for Envestnet’s year ended December 31, 2012 and to re-audit Envestnet’s financial statements for the year ended December 31, 2011. McGladrey’s termination occurred after it was determined that certain services (the “Services”) that McGladrey had provided in prior years to Envestnet may be inconsistent with the rules on auditor independence of the Securities and Exchange Commission (the “SEC”). In light of the requirements of federal securities laws and regulations and because the purpose of the auditor independence rules is to provide investors with confidence that audits of public companies are carried out objectively and impartially by the independent accounting firms, it was determined that Envestnet’s investors will receive a meaningful benefit from the reassurance that will be provided by having Envestnet’s financial statements for the year ended December 31, 2011 re-audited by a new independent accountant. Consequently, Envestnet’s Audit Committee engaged KPMG, as Envestnet’s new independent registered public accountants, to re-audit Envestnet’s financial statements for the year ended December 31, 2011 and to re-review Envestnet’s quarterly financial information for the first three quarters of 2012 that will be contained in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”).

On March 26, 2013, the Company received a letter from McGladrey stating that while McGladrey had not made final conclusions, at that time McGladrey did not believe, for independence reasons related to the Services, that McGladrey was in a position to provide the necessary consent to allow the Company to incorporate by reference its opinion regarding its audit of the Company’s 2010 financial statements in any future SEC filings. On March 29, 2013, the Audit Committee determined that it needed to retain new independent registered public accountants to audit Envestnet’s financial statements for the year ended December 31, 2010. As a result, Envestnet’s Audit Committee engaged KPMG on April 2, 2013, to re-audit Envestnet’s financial statements for the year ended December 31, 2010 that will be contained in the 2012 Form 10-K.

Reference is made to the disclosure in the February 2013 Form 8-K required by Item 304(a) of Regulation S-K.

Envestnet has been working diligently with KPMG to complete the necessary audits of 2011 and 2012 and had hoped to file the 2012 Form 10-K on or prior to April 2, 2013. The audits of 2011 and 2012 are not complete as of the date of this filing. In light of the Audit Committee’s decision to engage KPMG to re-audit Envestnet’s financial statements for the year ended December 31, 2010, and because the audits of 2011 and 2012 are not complete, Envestnet was not able to file the 2012 Form 10-K by such date. Envestnet is working diligently with KPMG to complete the re-audits of Envestnet’s financial statements for the years ended December 31, 2010 and 2011, and the audit of 2012 as quickly as reasonably practicable.

As a result of Envestnet’s inability to file the 2012 Form 10-K on or before April 2, 2013, Envestnet’s securities will no longer be eligible for resale under Rule 144 of the Securities Act of 1933 (the “Securities Act”). The late filing of Envestnet’s 2012 Form 10-K will also adversely affect its eligibility to continue to use Form S-3 for registration of its securities under the Securities Act. Use of that Form requires, among other things, that the issuer be current in its reports under the Securities Exchange Act of 1934, as amended, for at least twelve months. Because of Envestnet’s inability to use Form S-3, Envestnet will have less flexibility in making public offerings of its securities, and its range of available financing alternatives could be narrowed.

Item 4.02	Non-Reliance on Previously Issued Financial Statements and Related Audit Report

(b) On April 2, 2013, Envestnet received a letter from McGladrey advising the Company that disclosure should be made that reliance should not be placed on McGladrey’s audit report on Envestnet’s financial statements for the year ended December 31, 2010 in light of the matters described in Item 4.01 of this Form 8-K.

Neither Envestnet’s Audit Committee nor any member of its senior management discussed with McGladrey the matters disclosed in this Form 8-K in response to Item 4.02(b).

On April 2, 2013, Envestnet provided McGladrey with a copy of the disclosures it is making in this Form 8-K in response to Item 4.02(b) and requested that McGladrey furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. At the time of the filing of this Form 8-K, McGladrey’s letter was unavailable and will be filed on a Form 8-K/A within two business days after Envestnet’s receipt of the letter.

Item 8.01	Other Events.

In March 2013, Envestnet Asset Management (India) Private Limited (“EAM India”), a subsidiary of the Company, was notified that a review by the India Income Tax Department (“ITD”) of the tax year ended March 31, 2009 was likely to result in additional tax payments to India. Annually, the Company executes a Memorandum of Understanding with EAM India relating to the transfer pricing of services performed in India. ITD determined that the transfer pricing agreement between the Company and EAM India contained an inadequate profit margin compared to other similarly situated companies in India.

Recently, ITD has been noted for aggressively pursuing tax claims against multinational firms doing business in India related to transfer pricing and has widened the scope of these tax reviews in the past year.

ITD has calculated that EAM India owes approximately $150,000 in taxes for the year in question. Additionally, penalties and interest on the unpaid amount are approximately $215,000. The Company is appealing these amounts. To avoid penalties and interest for subsequent tax years, EAM India has made a voluntary payment of approximately $95,000 for the tax year ended March 31, 2010 and will likely make similar payments of approximately $95,000 for the tax years ended March 31, 2011 and 2012. The Company estimates that its annual tax obligations to India in future periods are likely to be approximately $85,000-$100,000 higher than previously estimated.

Additionally, the tax years ended March 31, 2005 through March 31, 2008 remain open to examination by ITD. If ITD should choose to review these periods, it is possible that the Company could be required to pay, with respect to each year, a roughly comparable level of taxes to the amount described above related to the year ended March 31, 2009 plus related penalties and interest assessed since those years. The Company is currently evaluating its overall position related to these tax obligations, including the accounting treatment and timing of recognition, if any, to the previously filed statements of financial condition and results of operations of Envestnet, for the periods described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
Name: Peter D’Arrigo
Title: Chief Financial Officer

Date: April 2, 2013